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                     Paul, Hastings, Janofsky & Walker
                           Twenty-Third Floor
                         555 South Flower Street
                       Los Angeles, California 90071
                            (213) 683-6207

                              May 1, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   RCM Capital Funds, Inc.
      Post-Effective Amendment No. 26
      to form N-1A Registration Statement
      File Nos. 2-63825, 811-2913

Ladies and Gentlemen:

   As counsel to RCM Capital Funds, Inc. (the "Fund"), we have reviewed the Combined Prospectus and Statement of Additional Information of the Fund included in Post-Effective Amendment No. 26 (the "Amendment") to the Fund's Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the Investment Company act of 1940. This will confirm, pursuant to Rule 485(b)(4) under the 1933 Act, that the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.
                                       Very truly yours,

                                       /s/ Michael Glazer

                                       Michael Glazer
                                       for PAUL, HASTINGS, JANOFSKY & WALKER